EXHIBIT 15

             ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS





The Board of Directors
United Stationers Inc.

     We are aware of the incorporation by reference in the Registration Statement on Form S-8 of United Stationers Inc. for the registration of 3,700,000 shares of its Common Stock in connection with United Stationers Inc. 2000 Management Equity Plan, 270,000 shares of its Common Stock in connection with United Stationers Inc. Retention Grant Plan, and 160,000 shares of its Common Stock in connection with United Stationers Inc. Directors Grant Plan of our report dated April 23, 2001 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Form 10-Q for the quarter ended March 31, 2001.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                   /s/ ERNST & YOUNG


Chicago, Illinois
July 23, 2001